UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 30, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On June 30, 2009, Quiksilver, Inc., a Delaware corporation (the “Company”) and a French subsidiary of the Company, Pilot S.A.S. (“Pilot”), entered into an amendment to its €55,000,000 Line of Credit Agreement (the “LC Agreement”) with Societe Generale, BNP Paribas and Credit Lyonnais (collectively, the “Banks”) pursuant to which the Banks extended the LC Agreement from June 30, 2009 to July 31, 2009. The Banks agreed to the extension of the LC Agreement for the sole purpose of enabling the Company and Pilot to refinance the financial indebtedness of Pilot and its subsidiaries by July 31, 2009 on terms currently being discussed with the Banks, as a result of which the indebtedness subject to the LC Agreement is expected to be refinanced prior to such date. The amendment also requires the payment of an arrangement fee of 1.0% of the outstanding balance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer